Exhibit 99.1

ANPATH GROUP, INC. ANNOUNCES FIRST CLOSING OF PRIVATE FINANCING

For Release:  Immediate

MOORESVILLE, NC (April 8, 2009) Anpath Group, Inc. (OTCBB: ANPG), announced today it had completed the first closing of a private placement to accredited investors only of units consisting of 8% Subordinated Convertible Promissory Notes and Warrants to purchase common stock.  In the first closing, Anpath sold approximately 54 units and received net proceeds of approximately $482,000 after payment of fees.  Pursuant to the terms of the private placement, Anpath may issue up to an additional 446 units, for a total 500 units, at a price of $10,000 per unit.    The net proceeds from the private placement will be used by Anpath to provide working capital and repay certain loans and obligations of the Company.

“The vast majority of this initial tranche is from current shareholders reinvesting in our Company”, stated J. Lloyd Breedlove, President & CEO of Anpath Group, “it is gratifying to have that type support in this trying economic environment.”

Neither the units, nor the notes and warrants underlying the units have been registered under the Securities Act of 1933, as amended (the “Securities Act), or any state securities laws, and were issued in a private placement transaction pursuant to the exemptions from registration provided under Section 4(2) of the Securities Act and Regulation D and may not be transferred or resold except as permitted by the Securities Act.  Anpath has agreed to file a registration statement with the Securities and Exchange Commission covering the resale by the investors of the shares of common stock issuable upon conversion of the notes and exercise of the warrants. Until this registration statement is declared effective by the Securities and Exchange Commission the shares of common stock issuable upon conversion of the notes and exercise of the warrants may not be transferred or resold unless the transfer or resale is registered or unless exemptions from the registration requirements of the Securities Act and applicable state laws are available.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful and is being issued under Rule 135c of the Securities Act.

PPM Initial Close	1	4/13/2009

About Anpath Group, Incorporated:

Anpath Group, Inc. (Anpath), through its wholly-owned subsidiary EnviroSystems, Inc., produces cleaning and disinfecting products that it believes will help prevent the spread of infectious microorganisms while minimizing the harmful effects to people, equipment or the environment. Visit www.anpathgroup.com for more information.

EnviroSystems, Inc. is focused on safe infection prevention technologies that the company believes will position the company in the forefront of the industry at a time when there is rapidly growing awareness of the critical need to prevent biological risks — both natural and man-made. Visit www.envirosi.com for more information.

Forward Looking Statements:

This release contains forward-looking statements, which reflect expectation or belief by Anpath Group, Inc. concerning future events that involve risks and uncertainties. Anpath Group can give no assurance that the expectations reflected in forward looking statements will prove correct and various factors could cause results to differ materially from Anpath Group expectations, including, but not limited to EPA and state registration of the Company’s products, the Company’s ability to carry out its business plan, successful development and commercial acceptance of its products, ability to fund development of its technology, the risk that products may not result from development activities, protection of its intellectual property, need for regulatory approvals, and other factors discussed in periodic Anpath Group, Inc. filings with the Securities and Exchange Commission. Forward-looking statements are qualified in their entirety by the above cautionary statement. Anpath Group assumes no duty to update its outlook or other forward-looking statements as of any future date.

Contact Information:

J. Lloyd Breedlove
President & CEO
Anpath Group, Inc.
Phone: 704.658.3350
Email: jlbreedlove@envirosi.com
Website: www.anpathgroup.com

Investor Relations:

Arthur Douglas & Associates, Inc.
Robert Batson
407.478.1120

PPM Initial Close	2	4/13/2009